Exhibit 99.1

MILLENNIAL MEDIA REPORTS Q2’12 FINANCIAL RESULTS

Baltimore, Maryland — August 8, 2012 — Millennial Media, Inc. (NYSE: MM), the independent leader in mobile advertising, today announced financial results for the second quarter ended June 30, 2012.

Financial Results and Business Highlights

Total Revenue: For the second quarter of 2012, total revenue was $39.4 million, a 75.6% year-over-year increase from total revenue of $22.4 million for the second quarter of 2011.

Gross Margin: For the second quarter of 2012, gross margin improved to 39.7%, compared to 39.1% for the second quarter of 2011.

Adjusted EBITDA:  For the second quarter of 2012, adjusted EBITDA, a non-GAAP financial measure, which we define as net income or net loss before interest, taxes, depreciation and amortization, and non-cash stock-based compensation, was $(0.7) million, compared to adjusted EBITDA of $(2.4) million for the first quarter of 2012, and adjusted EBITDA of $(0.1) million for the second quarter of 2011.

Net Loss:  For the second quarter of 2012, net loss was $(2.2) million, compared to  a net loss of $(4.0) million for the first quarter of 2012 and a net loss of $(152,000) for the second quarter of 2011.

Net Loss per Share: For the second quarter of 2012, on a GAAP basis, basic and diluted net loss per share was $(0.03), compared to basic and diluted net loss per share of $(0.09) for the second quarter of 2011.

Other Business Metrics:  As of June 30, 2012, Millennial Media reached over 350 million monthly unique users worldwide, including approximately 140 million unique users in the United States alone.  More than 35,000 apps were enabled by mobile app developers to operate on Millennial Media’s platform as of June 30, 2012.

“We delivered strong revenue growth of 76% year over year, along with expanded gross margin performance and improved operating leverage in the second quarter,” stated Paul Palmieri, Co-Founder, President and CEO of Millennial Media.  “We now have over 35,000 enabled apps on our mobile advertising platform, which we believe underscores the compelling value proposition we bring to our developer partners.  During the quarter, we also grew our base of advertising clients who rely on us to deliver targeted audiences for high impact campaigns across a broad range of mobile devices.  With our large and growing data asset, along with a targeted approach that harnesses the unique capabilities of mobile devices, we continue to power the app economy, both domestically and increasingly into new international markets.”

Outlook

Millennial Media expects total revenue for the third quarter of 2012 to be in the range of $43.5 million to $45 million and adjusted EBITDA to be between $(0.6) million and $(0.8) million.  For the full year 2012, Millennial Media expects revenue to be in the range of $176 million to $179 million and adjusted EBITDA to be between $(1.0) million and $(2.0) million.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports adjusted EBITDA, which is a non-GAAP financial measure.  The company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons.  We believe that the measure provides useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.  Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Q2’12 Financial Results Conference Call: Millennial Media will host a conference call today at 5 p.m. ET to discuss the second quarter 2012 financial results, developments in our business and our expectations for the third quarter and remainder of 2012.  A live webcast of the event will be available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com. A live domestic dial-in is available at (800) 299-8538 or (617) 786-2902 internationally, using passcode 54030092. A domestic replay will be available at (888) 286-8010 or (617) 801-6888 internationally, using passcode 67854036, and available via webcast until August 15, 2012.

About Millennial Media

Millennial Media is the leading independent mobile advertising platform company. Our technology, tools and services help app developers and mobile website publishers to maximize their advertising revenue, acquire users for their apps and gain insight about their users. We offer advertisers significant audience reach, sophisticated targeting capabilities and the ability to deliver rich and engaging ad experiences to consumers on their mobile connected devices.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include expectations regarding financial results for the third quarter and full year of 2012, our growth and that of the mobile app economy, and our continued expansion as the leading mobile advertising platform company. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to risks associated with our ability to expand our developer and advertiser base, keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets. Further information on these and other factors that could affect our results is included in our Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2012 and other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

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Contacts:

Matthew Lindberg

Media Relations

press@millennialmedia.com

(203) 682-8214

Investor Relations

Attention:  Robyn Chesley

IR@millennialmedia.com

(443) 863-6381

Millennial Media, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,	June 30,
	2011	2012
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,707	$123,472
Accounts receivable, net of allowances of $1,216 and $1,634 as of December 31, 2011 and June 30, 2012, respectively	34,986	43,123
Prepaid expenses and other current assets	1,417	1,808
Total current assets	53,110	168,403

Property and equipment, net	3,688	4,781
Goodwill	1,348	1,348
Intangible assets, net	1,179	1,046
Deferred offering costs	1,985	—
Other assets	575	636
Total assets	$61,885	$176,214

Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$2,883	$2,687
Accrued cost of revenue	20,963	24,011
Accrued payroll and payroll related expenses	5,153	4,750
Deferred revenue	157	100
Total current liabilities	29,156	31,548

Series B warrant outstanding	183	—
Other long-term liabilities	299	287
Total liabilities	29,638	31,835

Redeemable convertible preferred stock:
Series A-1 preferred stock, $0.001 par value, 6,341,465 and 0 shares authorized, issued and outstanding as of December 31, 2011 and June 30, 2012, respectively	1,880	—
Series A-2 preferred stock, $0.001 par value, 9,448,220 and 0 shares authorized, issued and outstanding as of December 31, 2011 and June 30, 2012, respectively	7,033	—
Series B preferred stock, $0.001 par value, 12,737,605 and 0 shares authorized, 12,686,855 and 0 issued and outstanding as of December 31, 2011 and June 30, 2012, respectively	19,882	—
Series C preferred stock, $0.001 par value, 10,759,630 and 0 shares authorized, issued and outstanding as of December 31, 2011 and June 30, 2012, respectively	18,441	—
Series D preferred stock, $0.001 par value, 8,442,833 and 0 shares authorized, issued and outstanding as of December 31, 2011 and June 30, 2012, respectively	29,432	—
Total redeemable convertible preferred stock	76,668	—

Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2011 and June 30, 2012	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 18,011,035 and 76,122,017 shares issued and outstanding as of December 31, 2011 and June 30, 2012, respectively	17	75
Additional paid-in capital	—	195,184
Accumulated other comprehensive loss	(25)	(59)
Accumulated deficit	(44,413)	(50,821)
Total stockholders’ (deficit) equity	(44,421)	144,379
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$61,885	$176,214

Millennial Media, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012

Revenue	$22,447	$39,411	$43,940	$72,342
Cost of revenue	13,675	23,761	27,244	43,677
Gross profit	8,772	15,650	16,696	28,665
Operating expenses:
Sales and marketing	3,582	5,992	6,974	10,638
Technology and development	1,150	2,769	1,798	5,417
General and administrative	4,658	9,228	8,565	17,939
Total operating expenses	9,390	17,989	17,337	33,994
Loss from operations	(618)	(2,339)	(641)	(5,329)
Other income (expense)
Interest expense	(1)	(17)	(1)	(37)
Other income (expense)	(26)	123	(26)	(834)
Total other income (expense)	(27)	106	(27)	(871)
Loss before income taxes	(645)	(2,233)	(668)	(6,200)
Income tax benefit (expense)	493	(5)	493	(10)
Net loss	(152)	(2,238)	(175)	(6,210)
Accretion of dividends on redeemable convertible preferred stock	(1,241)	—	(2,469)	(1,328)
Net loss attributable to common stockholders	$(1,393)	$(2,238)	$(2,644)	$(7,538)

Net loss per share:
Basic and diluted	$(0.09)	$(0.03)	$(0.16)	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	16,327,305	73,033,280	16,303,807	44,860,018

Stock-based compensation expense included above:
Sales and marketing	$40	$78	$63	$124
Technology and development	232	468	236	852
General and administrative	125	418	200	1,071

Millennial Media, Inc.

The following table presents a reconciliation of adjusted EBITDA to net loss for each of the periods indicated:

	Three Months Ended
	June 30,
	2011	2012
	(in thousands)
Net loss	$(152)	$(2,238)
Adjustments:
Interest (income) expense, net	1	17
Income tax (benefit) expense	(493)	5
Depreciation and amortization expense	148	522
Stock-based compensation expense	397	963
Total net adjustments	53	1,507
Adjusted EBITDA	$(99)	$(731)

	Six Months Ended
	June 30,
	2011	2012
	(in thousands)
Net loss	$(175)	$(6,210)
Adjustments:
Interest (income) expense, net	1	37
Income tax (benefit) expense	(493)	10
Depreciation and amortization expense	236	962
Stock-based compensation expense	499	2,047
Total net adjustments	243	3,056
Adjusted EBITDA	$68	$(3,154)